Exhibit 99.1

Conference Call Transcript

LAB - LaBranche & Co Inc. Conference Call

Event Date/Time: Jul. 06. 2006 / 5:00PM ET

Final Transcript

Jul. 06. 2006 / 5:00PM ET, LAB - LaBranche & Co Inc. Conference Call

CORPORATE PARTICIPANTS

 Michael Polyviou

 LaBranche & Co. Inc. — Investor Relations

 Michael LaBranche

 LaBranche & Co. Inc. — Chairman and CEO

 Jeff McCutcheon

 LaBranche & Co. Inc. — CFO

CONFERENCE CALL PARTICIPANTS

 Rich Repetto

 Sandler O’Neill — Analyst

 Mike Vinciquerra

 Raymond James — Analyst

 Aaron Kettle

 Holiday Capital — Analyst

 Larry Taylor

 Credit Suisse — Analyst

 Casey Imbreck

 Millennium Partners — Analyst

 Michael Chapman

Analyst

 PRESENTATION

Operator

 Good afternoon; my name is Eduardo and I will be your conference facilitator today.

At this time, I would like to welcome everyone to the LaBranche conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer period. [OPERATOR INSTRUCTIONS].

It is now my pleasure to turn the call over to Michael Polyviou; sir you may begin your conference.

 Michael Polyviou  — LaBranche & Co. Inc. — Investor Relations

 Thank you; good afternoon everyone. Earlier today, LaBranche issued a press release with estimated 2006 second quarter results. Anyone who has not received a copy of this afternoon’s press release, please call our offices at 212/850-5600, and a copy will be faxed or emailed to you. Additionally, please visit the Company’s website at www.labranche.com. The purpose for today’s conference call is to provide you with as much clarity into the results as presently available.

Before management begins their formal remarks this morning I would like to remind you that due to the extent the Company’s statements or comments this afternoon are forward-looking, I refer you to the risk factors and other cautionary factors in today’s news release, as well as the company’s SEC filings.

The Company’s 2006 second quarter results and any forward-looking statements are present expectations and actual events and results may differ materially due to the impact factors, such as the industry’s volatility, general economic and market conditions, the competitive environment and other risks and uncertainties detailed in the Company’s SEC filings. Please note that the Company disclaims any obligation to update its forward-looking statements.

In addition, this call is being record on behalf of LaBranche. It is copyrighted material. It cannot be recorded or rebroadcast without the Company’s expressed permission. Your participation on this call implies consent to this statement.

With us this afternoon are Michael LaBranche, Chairman and CEO and Jeffrey McCutcheon, Senior Vice President and Chief Financial Officer. After management’s formal, we will take questions.

With that I’d like to turn the call over to Michael. Michael?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Good afternoon, thank you Michael. I’d just like to remind everybody that these numbers are preliminary estimates and that they should be taken as such.

As many of you know, the primary driver of our results is our principal trading revenue, and our principal trading revenue was significantly lower this past quarter due to difficult trading conditions from our standpoint, and particularly in view of our affirmative obligation as specialists. Our principal trading revenues were $20 million, and that is the reason why our results were so poor.

In May, several major indexes declined for 9 days in a row. That’s the first time that’s happened since 1994. Such an uninterrupted decline is never a good situation for us, and it was during an extended period in May that this happened, and also in the beginning of June it resumed. This is not the type of market that we ever do well in, and it wasn’t any exception this time.

As I said before, we had principal trading revenues of about $20 million, and we had a pre-tax loss of about $39 million. Now, that $39 million pre-tax loss includes a non-cash loss of $30.3 million for our markdown in our NYSE Group shares, as well as approximately $4 million in non-cash charges, such as amortization of intangibles. These results compare to a pre-tax profit of $198 million in the first quarter of this year, which also included a large gain related to the shares of our NYX stock. It also included much better principal trading revenues and a much better trading environment in the principal revenues, as you may remember for $65 million for the first quarter.

We also changed our estimate of discretionary income to be paid, and such income is paid out as tied to the performance of the Company, and had we not changed that, our results would have been even lower.

These results are obviously not what you want to see as shareholders. As I mentioned before, with an affirmative obligation, as we have run our business here at LaBranche, historically have not done well on extended declines like this. We also fared poorly in particular in a lot of our emerging market stocks, a lot of our foreign stocks, non-U.S. stocks, such as our Brazilian stocks, and we did not do well in those at all.

From an operational standpoint, both our specialists and market-making segment and our execution and clearing and broker segment were profitable, but not enough so to offset the cost of the parent incurs in running our Company, such as the interest in our debt.

Our business is one that is in transition right now. Decimalization has changed the way orders are executed, with the result that very large orders are now broken into small pieces. In addition, sector and index trading are now dominating the process. Electronic message traffic has increased dramatically. We have changed much of our focus now to making markets and indexes and options and ETFs. For example, we became the primary market maker in more than 20 ETFs in the month of June alone. We are continuing to build on our technology to be able to use that as we are able to quote in many different markets.

Now, one of the things about this quarter is I’m not going to tell you that it was a good quarter in any way, shape, or form. Obviously, it wasn’t. We didn’t trade well; I can’t tell you that it was a good job in terms of that, but the market did not present itself in such a way that we were able to have any rallies during extended periods, and this is really not a good business for us when that happens.

By and large, it’s still a good business in terms of profitability; it’s just that we went through a very bad quarter. Last year, for example, the cash equity business paid out to the parent $77 million in dividends; it’s a cash equity business. So I still believe it’s a very good business, but it is dependent on markets.

The first quarter of this year, as you know, it did quite well, and this past quarter, it didn’t. But the cash business is changing rapidly, and increased electronic messages are really becoming the dominant thing at the point of sale. And what we need to do now is to implement the proper technology that will allow us to interact in the market and stay so that we can be at the point of sale injecting our capital at the point of sale to make a difference in the markets.

Up until now, we have been using the technology that’s available to us at the point of sale, but we will now be able to use our own technology at the point of sale, bringing it down to the New York Stock Exchange and other Exchanges and we’ll be able to use that as a hybrid as implemented. We’ve been testing our new technology and we believe that is working quite well, and that we are now introducing it on a pilot basis.

So now, instead of our employees having to frenetically hit keystrokes in order to keep up with the markets, they will be able to automate that part of the market process and let the machines do that, our technology, our software do that for them. That will allow our specialists to concentrate on trading and providing liquidity and improving market quality. We’re quite optimistic that is going to be a good event for us.

That should be implemented within a few months, and if there are any bright spots to this last quarter, there’s one is that we were able to start introducing that just last week.

With regards to our fixed coverage ratio, it remains above 2.0; we are now currently allowed to make restrictive payments of approximately $81 million. We continue to have a strong liquid balance sheet, and we expect to be operating cash again this quarter.

With regards to the NLA — NLA is our net liquid assets; that is the amount of capital that is required for us to keep our equity specialist division. We’ve been waiting for that NLA to be lowered for almost 2 years now. We’ve been told that the reduction is imminent; we’ve been told that for well over a year. I’ve probably been telling you that for over a year. And now we’re told that the reason it is taking so long is for political reasons.

Now, all of our competitors are able to operate under SEC Rule 15C3-1, which gives them a very effective way to use their capital, and we certainly are of the opinion that we should be operating under the same framework as our competitors.

We are going to use our capital more effectively going forward; we’re going to allocate it more effectively going forward, and hopefully this will allow us to increase our profitability.

So just to reiterate, we did not do well, obviously, in trading. Principal trading revenues were basically the whole factor was spread across all of our specialists and market-making segments. It wasn’t confined just to cash equities. It also existed in newer product indexes and options and ETFs, so it was across the board for us. And we hopefully will be able to deal with the market conditions better going forward with the new technology we have and we are looking forward to using that.

So at this point, I’d like to turn over the call to questions.

 QUESTION AND ANSWER

Operator

 Thank you. [OPERATOR INSTRUCTIONS].

Rich Repetto, Sandler O’Neill.

 Rich Repetto  — Sandler O’Neill — Analyst

 Hi Michael, can you hear me?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 I can hear you.

 Rich Repetto  — Sandler O’Neill — Analyst

 You said at the very end of your remarks that the magnitude, the drop-off was spread across; were the percentage drops pretty much equal in ETFs and options as well as cash equity? Is that what you said?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 I would say that is probably right; it was bad everywhere. Our cash equities revenues were down significantly year-over-year by I think almost like 50% as well as the ETF business as well.

 Rich Repetto  — Sandler O’Neill — Analyst

 Okay.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Also, most of the — I have to reiterate, these aren’t losses, these are just reduced revenues, right, because we did show a principal trading profit of $20 million. But the reduction of revenues counts for losing money in some products, right, and I would say we did very poorly in a lot of our emerging market ADRs, for example, where the markets really just plummeted, and we have got no rallies. And we were going through periods where — I’ve been doing this business a long time, but I’ve seen oversold markets, but when our longs outnumber our shorts by 20 to 1 and it goes on for 4 or 5 days at a time, I haven’t seen that since like the crash of 1987.

 Rich Repetto  — Sandler O’Neill — Analyst

 Yes, but again, when that situation occurs, to me that says that’s a cash equity, but you’re saying it equally impacts the ETFs.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 No, remember the cash equities is going to be slightly in that one of the reasons why we would be doing poorly is because we have a affirmative obligation in the market, whereas the structured products is not quite the same and would be more of just making markets that went outside what your normal parameters and just not trading as well.

 Rich Repetto  — Sandler O’Neill — Analyst

 Okay, and then you spoke in your remarks about the focus and putting capital to work in better areas. Could you elaborate on that? Is this, I guess what people are trying to read in, are you more apt to move away — as you diversified over the past couple of years — are you more apt to move away from capital commitments in the cash equities going forward and focus more on the other security types?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Well, we’ve been putting a lot of cash into our new businesses, and so that is what we’ve been doing. We’ve been doing that apart from our job on the New York Stock Exchange. But what I really mean by that is that we have a NLA requirement of $447 million, and there are many days when things are calm when our capital being used there is on balance $30 million or $40 million. And that to me is not an effective use of capital. I don’t think that anybody would agree that to keep all your capital tied up in T-bills, let’s say while you positions are low, then you’ll be able to use your capital other places just like other firms are able to do. So that’s what I really mean by that.

 Rich Repetto  — Sandler O’Neill — Analyst

 Okay, but —.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Certainly, as the markets were requiring us to put more capital, we put more capital right back into the cash equities as needed.

 Rich Repetto  — Sandler O’Neill — Analyst

 Okay, understood, understood; and then the other thing you mentioned, you said that the markets are in a transition time and you’re talking about your technology. It appears that this was market-condition driven per se rather than transition driven. Is that correct? I agree with you about the lower display size of orders, etc.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Well, that’s been going on for 3 years, so it didn’t change that much in one quarter so that it would make a difference between our trading from going from $65 million to $20 million obviously. Something like that couldn’t happen in 3 months; no, this was market-related as I say, where I don’t think we traded very well, but we also have this affirmative obligation, which really hurt us.

The, but really what’s going to happen and what is happening today is that electronic messages are just coming at us so rapidly that it’s hard for us to keep up with the market sometimes. And it’s physically impossible for some of our specialists and specialists’ assistants to hit enough keystrokes to keep up with the market.

The new technology and the new software that we’re introducing will do that for us so we can focus on trading strategies and injecting capital when needed. And so that, I think, is going to be a very positive development for us.

 Rich Repetto  — Sandler O’Neill — Analyst

 Okay thanks Michael; I’ll get back in the queue.

Operator

 Mike Vinciquerra, Raymond James.

 Mike Vinciquerra  — Raymond James — Analyst

 Thanks, good afternoon. I wanted to ask, you talked mostly about the second half of May into June, that it was a weak period. It struck me that the beginning of the quarter was actually pretty good conditions overall. You had a decent pricing environment and you also had much higher volatility. Is it true that the first half of the quarter actually was shaping up to be pretty good until we hit this down-draft?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Well, it wasn’t going to be the greatest, but it certainly wasn’t bad. I’d say it was fairly good.

 Mike Vinciquerra  — Raymond James — Analyst

 Okay; I’m just trying to get a feel for what, with the changes going on a the NYSE right now, your job I think as a specialist has become much more difficult in terms of profitability and, of course, you still have your affirmative obligation; is there anything in the works that would relieve you of some of that obligation, some sort of fashion, because it seems like your opportunity for profitability as a specialist has certainly become at least more challenging if nothing else?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Well, I think that the challenges in trying to interact with 300 share orders instead of large blocks, I think that’s really one of the biggest differences. So hybrid technology should help us there, and I really believe it will.

Our job is to improve the market by using our capital, and one of the things that’s difficult for us are some of the new things that are happening don’t coincide with some of the features of what we deal with. For example, the odd lots for example; we’ve got an automated odd lots system where the dealer — but people are using that for unintended ways now that really hurts us a lot. And we need to fix that problem; that’s a problem that we need to fix. That, I think, is a structural thing.

We don’t intend to give up our role as having affirmative obligation because we think that that makes a big difference. And so we don’t anticipate that disappearing.

 Mike Vinciquerra  — Raymond James — Analyst

 Okay, and on the new software you mentioned, it sounded like that’s going to be out over the next couple of months, it will fully roll out. Is it needs to be fully implemented before hybrid is fully implemented so that you can properly interact with the order flow on a faster basis I guess?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 They kind of go hand-in-hand. There are new releases that come out for the hybrid that have been approved by the SEC, and as we’re allowed — as they are rolled out we take our next phase of our version of the hybrid, and we put our first phase in on a pilot basis in I think one panel last week on some fairly busy stocks. I think we have half-a-dozen stocks running on it now, so we’re testing it. And we’re not using the whole thing, we’re just using certain elements of it.

But let’s say if there are 3 elements, then we’re putting the first element between now and say the next month, and then we’ll put the second element in the next month, so maybe 3 months from now we’ll have the whole thing in for there. And we think, we’re pretty sure that we’ll have our hybrid system up and running well before Regulation NMS goes into effect.

 Mike Vinciquerra  — Raymond James — Analyst

 And as far as hybrid itself, your understanding about when that’s supposed to be implemented fully, is that 60 days, 90 days?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 I think it’s coming on schedule, and I think it should be there by the fall, by November or December.

 Mike Vinciquerra  — Raymond James — Analyst

 Great, thank you very much.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 I mean it’s coming in phases; we’re putting parts in as we talk, but the big features will be coming in the fall.

 Mike Vinciquerra  — Raymond James — Analyst

 Okay thank you.

Operator

Aaron [Kettle], Holiday Capital.

 Aaron Kettle  — Holiday Capital — Analyst

 How are you doing? Two questions; first in prior quarters you had talked about how there were some I guess proprietary activities that you had done or maybe they weren’t even in stocks once you were the specialists, but just other trading that you’d done before. Is that, was that occurring in this quarter? Did that contribute to the losses at all?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Proprietary trading you mean?

 Aaron Kettle  — Holiday Capital — Analyst

 Yes.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Like if it was a hedge fund?

 Aaron Kettle  — Holiday Capital — Analyst

 No, maybe I’m speaking directly, but —.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 We do some trading in our non-specialist stocks. Obviously, we do a lot of activity in structure products, but this quarter any losses that we would have had would have been immaterial, or less than $1 million.

 Aaron Kettle  — Holiday Capital — Analyst

 Okay fine; and then the second question I guess is just a larger issue, I mean obviously the other thing that happened during the quarter was the merger, and is your sense that even aside from the reported NYSE markets, your numbers, is the flow just sort of moving to be at ARCA or other electronic systems? I mean, is volume moving away from the floor that you otherwise, even in prior markets, would have captured?

 Aaron Kettle  — Holiday Capital — Analyst

 Just so I’m clear, the merger you’re referring to is the ARCA merger, not the EuroNext merger?

 Aaron Kettle  — Holiday Capital — Analyst

 Correct.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 The ARCA merger really hasn’t changed things; before the merger, I believe if I’m not mistaken that the market share of ARCA in listed stock has gone up something like 6% from 4% in the last year, which it might be today, 6% or 6.5%, I’m not sure. And that could go up over time, and the most important thing is what are our volumes. I mean if we’re doing 70% of the volume, and volumes go to 3 billion, I’d much rather be there than be doing 80% of 1 billion; obviously, that’s kind of an obvious thing.

I think the big decline in market share — and now this is me speaking, my take on it — that’s occurred in the last year, which is significant and there’s no denying that the market share has gone down is the result of internalization by large broker firms. I think that’s really what’s happening and I think that’s going to be a big competitive element going forward, and something that people need to keep an eye on, so I think it’s important that we make sure our prices are competitive.

But that, I think is really more on my mind than other things that people might think about, like the ECNs.

 Aaron Kettle  — Holiday Capital — Analyst

 Got it, all right thanks very much.

Operator

 Larry Taylor, Credit Suisse.

 Larry Taylor  — Credit Suisse — Analyst

 Thank you; I think my question has basically been answered, but just to clarify it Michael, you’re saying that the changes in structure haven’t dramatically accelerated or aren’t different than your expectations or activities in the first quarter. It’s really the trading that generated these losses; is that correct?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Yes.

 Larry Taylor  — Credit Suisse — Analyst

 Okay, and then when you —.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 That’s really just the full extent of it.

 Larry Taylor  — Credit Suisse — Analyst

 when you think about your implementation of the improved automated processes, what is your timeline to be fully implemented?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Three months from now.

 Larry Taylor  — Credit Suisse — Analyst

 I’m sorry, 3 months?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 We believe 3 months from now.

 Larry Taylor  — Credit Suisse — Analyst

 Okay, and are you part of the way there now, or none of the way? Is it an all or nothing thing, or is it something that’ll ramp up?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Well, we’ve been building it for several years, 2 years, and it’s built. So now we need to implement it. We have, as I said before, on a pilot basis, we’ve put into a busy panel of fixed stocks so we’re going to ramp it up to all of our stocks in the next month. So that our front end will be in there and all the things that allow us to have training strategies will be there, but we’re not going to be able to use all of it, which would be all of the trading algorithms and all that until the rest of the New York Stock Exchange hybrid is introduced.

 Larry Taylor  — Credit Suisse — Analyst

 Okay.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 So it’s going to be 3 months.

 Larry Taylor  — Credit Suisse — Analyst

 How does your position compare to your competitors in terms of your ability to process from an automated basis?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 I don’t really know how the other, I don’t know how everybody else is doing. I just know that we are, we’re really on track there and I think that our team has done a really great job at it.

 Larry Taylor  — Credit Suisse — Analyst

 Okay, thank you very much.

Operator

 Casey [Imbreck], Millennium Partners.

 Casey Imbreck  — Millennium Partners — Analyst

 Hi, thank you very much for taking my question Michael; just 2 questions for you. The first one, do you have any thoughts on the NYSE’s new pricing structure? From what I can tell 18% is [inaudible] lines from commissions and limit orders, and then like zero expense is against this revenue. Is that line item to be calm under pressure?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Well, it’s going to change, and it’s going to be gradual. And I think with a year or so, I think that the pricing is going to be a different way. We’re going to get paid for providing liquidity rather than executing orders as agent. Currently, we get commissions executing orders as agent, which approximately for us is about $3 million a month, and I think that that’s going to have to be replaced by getting — I don’t know if you want to call it rebates — but certainly getting compensated for front-end liquidity, for posting and that sort of thing.

Casey Imbreck; Okay, so that’s probably going to be, the pressure is going to be — okay. And then can you just talk about how we should think about modeling your quarterly earnings going forward, because you’re going to have an $0.08 loss this quarter, but that also includes not paying a $5 million bonus or $0.08. So on an apples-to-apples basis, I mean so it’s kind of like down $0.15 if you kept —?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Well, it would certainly have been worse, but remember we’ve got formulas for how we do the bonuses. But again, but you’re not far off on that. Bottom line is $20 million in trading revenues is very poor for us, right and that’s what really the difference is. So the shortfall on our end is coming from the trading revenues. And we have a point where our costs are still fixed, and to be this low in trading revenues is going to be very bad for us as you can see for this quarter, right, and I would certainly hope that we don’t have trading quarters like this.

I remember if you had 60 days in a quarter, and you’re locked in a downdraft where the market goes down say 9 days in a row and then it rallies for one day and then it goes down 7 days in a row, well you’ve got 17, or 16 out of 17 days, or one-third of your quarter where you’re just playing defense and trying not to lose money, even though you are, and those are 20 days or 18 days that you can’t generate revenues. And so to have an extended climate like that is bad for us.

 Casey Imbreck  — Millennium Partners — Analyst

 Okay, thank you very much for taking my questions.

Operator

 [OPERATOR INSTRUCTIONS].

Rich Repetto.

 Rich Repetto  — Sandler O’Neill — Analyst

 Just one follow-up here; you did refer to issues of automation that were problems as well, that the clerk or the specialist couldn’t keep up with the number of orders, or the traffic coming in. so, I’m just trying to figure out; is this an influx of, how much of a factor was that versus the downturn in the market?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Well, that has been an ongoing problem that’s been going on, building for 5 years, if not longer. It’s just getting more and more accentuated all the time as the message traffic increases. So I mean, I think I’ve told you before that I think if I’m not mistaken when we went to decimalization our message traffic increased by 400%, virtually overnight.

It’s just, what the problem is it’s a distraction for someone to have just have to keep it in keystrokes rather than thinking about what they’re doing. And we need to eliminate that, so that is, that was not something that all of a sudden happened in this quarter. It’s been going on at a measured pace and an accelerated pace for the last years, so it’s just getting worse all the time. So we really need to get to that new technology.

 Rich Repetto  — Sandler O’Neill — Analyst

 And then, I lied, one quick follow up; on the pricing question, you alluded to potentially there might be a change in pricing farther down the line where specialists might get rebates. Any idea why that type of structure isn’t going into place right in the beginning?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 You mean right today?

 Rich Repetto  — Sandler O’Neill — Analyst

 Well, as soon as they can, when the hybrid gets up.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Well, I can’t speak for the Exchange, but I can tell you that most market places pay their liquidity providers, and I would think there would have to be some consistency there. I don’t know about the timing of things, but hopefully that sort of strategy would be coordinated before too long.

 Rich Repetto  — Sandler O’Neill — Analyst

 Understood.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 I mean Regulation NMS kicks in, what next February?

 Rich Repetto  — Sandler O’Neill — Analyst

 Yes.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 So let’s hope it’s there by then.

 Rich Repetto  — Sandler O’Neill — Analyst

 Okay, so you see something coordinate more or less on the time —.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Certainly I think it should be there.

 Rich Repetto  — Sandler O’Neill — Analyst

 Okay thank you.

Operator

 Michael Chapman, [inaudible].

 Michael Chapman Analyst

 Hello Michael; one thing that wasn’t in the recent pricing filing by the NYSE related through the 5-minute or above limit order commissions; last time we spoke, you had thought that might be revised. What is your current expectation on that?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 On the 5-minute window?

 Michael Chapman Analyst

 On the commission as it relates to 5-minute limit orders.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 I think it’s going to change; I think it’s going to change in the next 6 months.

 Michael Chapman Analyst

 Okay.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 Because the market structure is changing, and so I think it’s going to get more in alliance like I just described with Rich, where it’s the liquidity providers are going to get paid for providing liquidity, and that orders will be, 5-minutes orders are not going to be a factor any more.

 Michael Chapman Analyst

 So then you won’t receive a commission at all? You would just participate as you would normally?

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 I don’t think that long term we’ll be receiving commissions. I believe that it’s going to go to us getting paid for providing liquidity like other exchanges do.

 Michael Chapman Analyst

 Okay thank you.

Operator

 Thank you; I’ll now turn the floor back to management for any closing comment.

 Michael LaBranche  — LaBranche & Co. Inc. — Chairman and CEO

 All right, so I appreciate you being on the call on such short notice, and if I could have given you longer notice, I would have but if you have any questions, please you know where to find us and have a good evening. Thank you, bye.

Operator

 Thank you; this concludes today’s LaBranche conference call. You may now disconnect your lines and have a wonderful day.

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In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

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